EXHIBIT 99
FIRST CALIFORNIA SOUTHERN BANCORP
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
To Be Held On                     , 2005
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned shareholder of FIRST CALIFORNIA SOUTHERN BANCORP hereby appoints                      and                     , or either of them, to represent the undersigned at the meeting of the shareholders of FIRST CALIFORNIA SOUTHERN BANCORP to be held on                     , 2005, at 3:00 p.m. (local time), at First California Southern Bancorp, 1350 Rosecrans Street, San Diego, California 92106, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.
     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted “FOR” the proposal to approve and adopt the Plan of Merger and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.
     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PLAN OF MERGER.
     1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 17, 2005, by and between CAPITOL BANCORP LIMITED and FIRST CALIFORNIA SOUTHERN BANCORP and the merger and other transactions contemplated by such merger agreement.
     ☐ FOR            ☐ AGAINST            ☐ ABSTAIN
     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSAL 1.
Dated:                     , 2005

Number of Shares of Common Stock

Signature (and title if applicable)

Signature (if held jointly)

Please sign your name exactly as it appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.